                                                                    EXHIBIT 99.1

(WINDROSE MEDICAL PROPERTIES TRUST LOGO)


PRESS RELEASE

Contact:                                      Investors/Media:
Windrose Medical Properties Trust             The Ruth Group
Fred Farrar                                   Stephanie Carrington/Greg Tiberend
President and COO                             646 536-7017/7005
317 860-8213                                  scarrington@theruthgroup.com
                                              gtiberend@theruthgroup.com


                    WINDROSE MEDICAL PROPERTIES TRUST REPORTS
                           FIRST QUARTER 2003 RESULTS

HIGHLIGHTS:

    o GENERATED FUNDS FROM OPERATIONS (FFO), A WIDELY ACCEPTED MEASURE OF REIT PERFORMANCE, OF $0.09 PER SHARE ON A FULLY DILUTED BASIS COMPARED TO $0.08 IN THE FOURTH QUARTER 2002

    o DECLARED A QUARTERLY DIVIDEND OF $0.13 PER SHARE, WHICH REPRESENTS THE RENTAL REVENUE RUN RATE FOR THE FIRST QUARTER, EXCLUDING THE IMPACT FROM THE LOSS FROM SERVICE OPERATIONS

    o FOR THE FIRST QUARTER, REIT G&A STABILIZED AT $654,000, WHICH IS BELOW THE PREVIOUS FORECASTED GUIDANCE OF $660,000

    o RECEIVED THE REQUIRED LENDER APPROVALS ON THE PROPERTIES IN THE MEDICAL PROPERTIES OF AMERICA PORTFOLIO AND ANTICIPATE CLOSING ON THE $68 MILLION PORTFOLIO ACQUISITION THE WEEK OF MAY 12, 2003, POSITIONING THE COMPANY TO MEET ITS SECOND HALF OF 2003 PROJECTED FFO

Indianapolis, Indiana, May 7, 2003 -Windrose Medical Properties Trust (NYSE:
WRS), a self-managed specialty medical properties REIT, announced today first quarter financial results for the period ended March 31, 2003.

For the first quarter ended March 31, 2003, Windrose reported total rental revenues of $1,911,000, on a GAAP basis. First quarter G&A at the REIT level was $654,000, comprised of corporate and rental operations expenses of $618,000 and depreciation of furniture, fixtures and equipment of $36,000. Net income available for common shareholders for the period on a GAAP basis was $145,000, or $0.03 per diluted share. Funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, was $536,000, or $0.09 per diluted share. Funds available for distribution (FAD), comprised primarily of FFO adjusted for straight-line rent and minority items, was $348,000.

Windrose Medical Properties Trust Reports First Quarter 2003 Results
May 7, 2003                                                              Page 2


As previously announced, Windrose declared a quarterly dividend of $0.13 per share for the first quarter ended March 31, 2003. The dividend is payable on May 20, 2003 to shareholders of record on May 7, 2003. Similar to the fourth quarter 2002, the Company elected to pay a dividend in excess of FFO based on the expected rental revenue run-rate on a full quarter basis, excluding the impact from the loss from the service operations of $312,000.

As of March 31, 2003, Windrose had secured debt outstanding of approximately $9.6 million, including debt assumed on the purchase of Park and Partell that closed during the fourth quarter.

As disclosed earlier in the week, Windrose received approval from the two lenders on the five remaining properties in the MPA portfolio. With these approvals, the transaction is anticipated to close during the week of May 12, 2003. The $68 million acquisition will double Windrose's asset base of specialty medical properties. Highlights from the MPA transaction include:

    o 12 multi-tenant medical office buildings in four states (Florida, Georgia, Tennessee and Texas)

    o    Cap rate of 10% based on GAAP NOI

    o Annual escalators range from the greater of 2% or CPI at the low end, up to 4% annually on the high end

    o    All-in acquisition cost = $68,500,000

    o    429,688 total rentable square feet

    o    All-in cost per square foot = $159.30

    o    Assumed debt of $38.4 million at a weighted average interest rate of
         7.71%

After closing on MPA and drawing against the line of credit, Windrose will have total debt outstanding of $72 million, or 51.5% of total capitalization.

Windrose will host a conference call to discuss first quarter results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (877) 356-5651 for domestic callers, and (706) 679-3658 for international callers. The reservation number for both is 318604. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time. A live webcast of the conference call will be available online at www.windrosempt.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com.

In addition, a telephonic replay of the call will be available from May 7, 2003
- May 21, 2003. The replay dial-in numbers are (800) 642-1687 for domestic callers and (706) 645-9291 for international. Please use reservation code 318604. After the live webcast, the call will remain available on Windrose Medical Properties Trust's Web site, www.windrosempt.com, through June 7, 2003.

Windrose Medical Properties Trust Reports First Quarter 2003 Results
May 7, 2003                                                              Page 3


ABOUT WINDROSE

Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

SAFE HARBOR

Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Windrose Medical Properties Trust Reports First Quarter 2003 Results
May 7, 2003                                                             Page 4

                     WINDROSE MEDICAL PROPERTIES TRUST, INC.
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                      FOR THE PERIOD ENDING MARCH 31, 2003
                             (DOLLARS IN THOUSANDS)


                                                                           THREE MONTHS ENDED      THREE MONTHS ENDED
                                                                                 3/31/2003              12/31/2002
                                                                           ------------------      ------------------
RENTAL OPERATIONS

Revenues
   Rent                                                                          $   1,786             $   1,577
   Recoveries from tenants                                                             125                    71
                                                                                 ---------             ---------
      Total rental revenues                                                          1,911                 1,648

Operating expenses
   Property taxes                                                                       90                    45
   Property operating                                                                  126                    92
   Interest expense                                                                    184                   108
   Depreciation and amortization                                                       419                   365
                                                                                 ---------             ---------
      Total operating expenses                                                         819                   610

         OPERATING INCOME FROM RENTAL OPERATIONS                                     1,092                 1,038

SERVICE OPERATIONS (HADC)

Revenues
   Development and project management fees                                           2,064                 5,238

Expenses
   Cost of sales and project costs                                                   1,879                 5,349
   General and administrative expenses                                                 497                   389
                                                                                 ---------             ---------
         INCOME (LOSS) FROM SERVICE OPERATIONS                                        (312)                 (500)

GENERAL AND ADMINISTRATIVE EXPENSES
   Corporate and rental operations                                                     618                   547
   Depreciation on furniture, fixtures and equipment                                    36                    43
                                                                                 ---------             ---------
         Total general and administrative expenses                                     654                   590

Operating income (loss)                                                                126                   (52)

OTHER INCOME (EXPENSE)
   Interest Income (expense)                                                           (62)                  (42)
   Loss on interest rate swap                                                          (18)                  (25)
   Other expense                                                                        --                    30
                                                                                 ---------             ---------
      Total other income (expense)                                                     (80)                  (37)

                                                                                 ---------             ---------
   Net income before subsidiary taxes and minority interest                             46                   (89)
                                                                                 ---------             ---------

   Income tax benefit                                                                  109                   238

   Minority interest in income of common unit holders and other subsidiaries           (10)                  (13)
                                                                                 ---------             ---------
         NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS                            $     145             $     136
                                                                                 =========             =========

   Weighted average shares of common stock outstanding
      - Basic                                                                        5,692                 5,692
      - Diluted                                                                      6,054                 6,054

   NET INCOME PER COMMON SHARE
      - BASIC AND DILUTED                                                        $    0.03             $    0.02

Windrose Medical Properties Trust Reports First Quarter 2003 Results
May 7, 2003                                                              Page 5

                    WINDROSE MEDICAL PROPERTIES TRUST, INC.
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                      FOR THE PERIOD ENDING MARCH 31, 2003
                             (DOLLARS IN THOUSANDS)


                                                                   THREE MONTHS ENDED   THREE MONTHS ENDED
                                                                        3/31/2003           12/31/2002
                                                                   ------------------   ------------------
FUNDS FROM OPERATIONS(1) (FFO):
   Net income                                                           $     145           $     136
   Add back (deduct):
      Lease commission amortization and depreciation expense                  419                 365
      Minority interest share of depreciation and amortization                (28)                (22)
                                                                        ---------           ---------

   FUNDS FROM OPERATIONS (FFO)                                          $     536           $     479

   FFO PER COMMON SHARE
      - BASIC AND DILUTED                                               $    0.09           $    0.08

Windrose Medical Properties Trust Reports First Quarter 2003 Results
May 7, 2003                                                              Page 6

                    WINDROSE MEDICAL PROPERTIES TRUST, INC.
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                      FOR THE PERIOD ENDING MARCH 31, 2003
                             (DOLLARS IN THOUSANDS)

                                                                       THREE MONTHS ENDED
                                                                          3/31/2003
                                                                       ------------------
FUNDS AVAILABLE FOR DISTRIBUTION(1) (FAD)
   Funds from operations (FFO)                                            $    536
   Add back (deduct):
      Straight-line rent adjustment                                           (208)
      Minority interest share of straight-line rent adjustment                  20
                                                                          --------
   FUNDS AVAILABLE FOR DISTRIBUTION (FAD)                                 $    348


     RECONCILIATION OF NET INCOME TO CASH FLOWS USED IN OPERATING ACTIVITIES


                                                                      THREE MONTHS ENDED
                                                                          3/31/2003
                                                                      ------------------
NET INCOME                                                              $      145

Adjustments to reconcile net income to net cash provided by
operating activities
   Depreciation and amortization                                               419
   Deferred income taxes                                                      (109)
   Loss on interest rate swap                                                   18
   Amortization of deferred financing fees                                      31
   Minority interest in earnings                                                10
   Increase (decrease) in cash due to changes in:
      Construction payables, net                                            (1,323)
      Straight line rent receivable                                           (208)
      Revenue earned in excess of billings                                   1,203
      Billings in excess of revenues earned                                    (12)
      Other accrued revenues and expenses                                     (340)
                                                                        ----------
       CASH FLOWS USED IN OPERATING ACTIVITIES                                (166)



          RECONCILIATION OF CASH FLOWS USED IN OPERATING ACTIVITIES TO
                     FUNDS AVAILABLE FOR DISTRIBUTION (FAD)


                                                                           THREE MONTHS ENDED
                                                                                3/31/2003
                                                                           ------------------
CASH FLOWS USED IN OPERATING ACTIVITIES                                        $     (166)
   Add:
      Non-income Operating Cash Flows:
         Deferred income taxes                                                        109
         Construction payables, net                                                 1,323
         Billings in excess of revenues earned                                         12
         Other accrued revenues and expenses                                          340

   Deduct:
      Non-income Operating Cash Flows:
         Loss on interest rate swap                                                   (18)
         Amortization of deferred financing fees                                      (31)
         Minority interest in earnings                                                (10)
         Revenues earned in excess of billings                                     (1,203)
         Minority interest share of depreciation and amortization and
         straight line rental income                                                   (8)
                                                                               ==========
   FUNDS AVAILABLE FOR DISTRIBUTION                                            $      348
                                                                               ----------

Windrose Medical Properties Trust Reports First Quarter 2003 Results
May 7, 2003                                                              Page 7

                     WINDROSE MEDICAL PROPERTIES TRUST, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                        3/31/2003           12/31/2002
                                                        ----------          ----------
Cash and cash equivalents                               $    5,768          $    8,238
Cash on deposit for acquisitions in progress                 1,100                   0
Net real estate assets                                      60,331              60,679
Other assets                                                 5,962               6,348
                                                        ----------          ----------
   TOTAL ASSETS                                         $   73,161          $   75,265


Secured Debt                                            $    9,619          $    9,664
Payables and other liabilities                               2,229               4,397
Minority interest                                            3,791               3,827
Shareholders' equity                                        57,522              57,377
                                                        ----------          ----------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $   73,161          $   75,265


(1) The Company's management considers funds from operations ("FFO") and funds available for distribution ("FAD") to be useful performance and liquidity measures because FFO and FAD, together with net income and cash flows, provide investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company calculates FFO and FAD based on the definitions that were adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT defines FAD as "In addition to subtracting from FFO normalized recurring real estate expenditures and other non-cash items, FAD is usually derived by also subtracting nonrecurring expenditures."

The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.